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                                                                Exhibit 99.4


THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANT SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION WITH RESPECT TO THE WARRANT SECURITIES UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

Certificate No. 1

                          COMMON STOCK PURCHASE WARRANT

                                November 9, 1999

Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Warrant Agreement, dated as of the date hereof, by and between the Company and Holder.

Eastbrokers International Incorporated, a Delaware corporation (the "Company") does hereby certify and agree that, for good and valuable consideration (the existence, sufficiency and receipt of which are hereby acknowledged by the Company), BELLE HOLDINGS, INC., a Nevada corporation, its successor, and assigns ("Holder"), hereby is entitled to purchase from the Company, during the term set forth in Section 1 hereof, up to an aggregate amount of 490,000 shares (the "Exercise Quantity") of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock"), all upon the terms and provisions and subject to adjustment of such Exercise Quantity provided in the Warrant Agreement and this Common Stock Purchase Warrant (the "Warrant"). The exercise price per share of Common Stock for which this Warrant is exercisable shall be $2.85, as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "Exercise Price").

      1. TERM OF THE WARRANT. The term of this Warrant commences as of the date hereof, and shall expire at 5:00 P.M., Pacific time, on November 9, 2004.

      2.    EXERCISE OF WARRANT.


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            (a) This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof, in whole or in part, from time to time (but not for fractional shares, unless this Warrant is exercised in whole), by presentation and surrender of this Warrant (or a copy hereof) to the Company, together with the annexed Exercise Form duly completed and executed and payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. Payment of the Exercise Price shall be made by personal or business check payable to the order of the Company; PROVIDED, HOWEVER, that upon the consent of a majority of the Board of Directors of the Company, the Holder shall have the right to pay the exercise price by surrender to the Company of a number of shares of Common Stock with a Fair Value equal to the exercise price. Within five business days of the Company's receipt of this Warrant (or a copy thereof), the completed and signed Exercise Form and the requisite payment (if any), the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Warrant Securities purchased. In the event the Company fails to deliver or cause to be delivered to the Holder such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the Warrant Agreement) within such five business day period, the Company shall pay to the Holder the Delay Damages, for each day after the fifth business day following the delivery of this Warrant and such Exercise Form to the Company through and including the day such certificates (without legend or restriction if such Warrant Securities are then, or are required bo be, registered pursuant to the terms of the Warrant Agreement) are delivered to the Holder at the address set forth in such Exercise Form. In the event the Company restricts or delays the transfer or clearance of such certificates by the Holder (whether by stop transfer order, unreasonable delay or otherwise), the Company shall pay to the Holder the Delay Damages for each calendar day of such restriction or delay.

            (b) In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must
(i) so request in writing at the time of exercise if the transfer is not a registered transfer, and (ii) provide to the Company evidence reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act.

            (c) Upon the due exercise by the Holder of this Warrant, whether in whole or in part, the Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued.

      3.    SURRENDER OF WARRANT; EXPENSES.

            (a) Whether in connection with the exercise, exchange or registration of transfer or replacement of this Warrant, surrender of this Warrant (or a copy hereof) shall be made to the Company during normal business

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hours on a business day (unless the Company otherwise permits) at the executive offices of the Company or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant.

            (b) The Company shall pay all costs and expenses incurred in connection with the exercise, registering, exchange, transfer or replacement of this Warrant, including the costs of preparation, execution and delivery of warrants and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any Person other than the Company) and other charges imposed by law payable in connection with the transfer or replacement of this Warrant.

            (c) The Company shall deliver or cause to be delivered to the Holder exercising this Warrant or any portion hereof certificates representing the shares of Common Stock issuable upon such exercise within five business days of the surrender and delivery by such Holder to the Company of this Warrant and a duly completed Exercise Form. In the event the Company fails to deliver or cause to be delivered to the Holder such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the Warrant Agreement) within such five business day period, the Company shall pay to the Holder the Delay Damages. In the event the Company restricts or delays the transfer or clearance of such certificates by the Holder (whether by stop transfer order, unreasonable delay or otherwise), the Company shall pay to the Holder the Delay Damages for each calendar day of such restriction or delay.

      4.    WARRANT REGISTER; EXCHANGE; TRANSFER; LOSS.
            ------------------------------------------

            (a) The Company at all times shall maintain at its chief executive offices an open register for all Warrants, in which the Company shall record the name and address of each Person to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable hereunder and the corresponding purchase prices.

            (b) This Warrant may be exchanged for two or more warrants entitling the identical Holder hereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The identical Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of warrants and allocation of the Exercise Quantity purchasable under the existing Warrant.

            (c) This Warrant may be transferred only in accordance with the provisions of Article VII of the Warrant Agreement, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form duly completed and executed, and if the transfer is not a registered transfer, evidence reasonably satisfactory to the Company that such transfer is in compliance with federal and state securities laws. Within five business days after the Company's receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to


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the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder's name.

            (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it (provided that, the Holder's own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) this Warrant.

            (e) The Company will not close its books against the transfer of this Warrant or any of the Warrant Securities in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal or less than the Exercise Price then in effect.

      5. RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER. The Company and the Holder of this Warrant are entitled to the rights and bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a stockholder in the Company (other than as provided in SECTION 2(C) of this Warrant and the Warrant Agreement).


      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.

                                    Eastbrokers International Incorporated


                                    By: /s/ Martin A. Sumichrast
                                       -----------------------------------------
                                       Martin A. Sumichrast
                                       Chief Executive Officer


                                    By: /s/ Kevin D. McNeil
                                       -----------------------------------------
                                       Kevin D. McNeil
                                       Chief Financial Officer and Secretary


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                    Eastbrokers International Incorporated
                                  EXERCISE FORM

Eastbrokers International Incorporated (the "Company")

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of common stock of the Company (the "Warrant Securities"), and requests that certificates for the Warrant Securities be issued in the name of:

                  ------------------------------------------
       (Please print or Type Name, Address and Social Security Number)

                  ------------------------------------------

                  ------------------------------------------


and, if said number of shares of Warrant Securities shall not be all the Warrant Securities purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Securities purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:_________________

Name of Holder
or Assignee:                  _________________________
                                    (Please Print)
Address:                      _________________________

                              _________________________

Signature:                    _________________________

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.


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                                  ASSIGNMENT
                (To be signed only upon assignment of Warrants)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase shares of common stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:


                     -------------------------------------
         (Name and Address of Assignee Must be Printed or Typewritten)

                     -------------------------------------

                     -------------------------------------

The undersigned hereby irrevocably constitutes and appoints _______________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of shares of common stock shall not be all of the common stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the common stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder and delivered to such Holder's address as then set forth on the Company's books.


Dated:_______________                           _______________________________
                                                Signature of Registered Holder

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


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